Exhibit 10.32

Amendment #1

to the

Yahoo! Publisher Network Contract #1-23975446

Effective as of January 1, 2011 (“Original Agreement”)

This Amendment #1 to the Original Agreement (“Amendment #1”) is made effective as of the latter date of Yahoo!’s or Publisher’s signature below (“Amendment #1 Effective Date”) by and between Yahoo! Inc. and Yahoo! Sarl, on the one hand (“Yahoo!”), and InfoSpace Sales LLC and Blucora, Inc. (f/k/a InfoSpace Inc.), on the other hand (“Publisher”). All capitalized terms not defined herein shall have the meanings assigned to them in the Original Agreement.

In consideration of these mutual covenants and for such other good and valuable consideration, the sufficiency of which is acknowledged by the parties hereto, Yahoo! and Publisher desire to amend the Original Agreement as follows:

1.	The “Compensation” section of the SO is amended to include the following:

In addition to the foregoing compensation provisions, Yahoo! will also pay to Publisher with respect to the Test (as defined in Section E of Attachment A) a total of $10,000 for each calendar month during the Test Period (as defined in Section E of Attachment), prorated as applicable for partial calendar months during which the Test is active. For clarity, if the Test is terminated prior to the end of the Test Period, then (1) Yahoo! shall not be obligated to pay Publisher for any remaining partial or calendar months of the Test Period, and (2) Yahoo! will only pay to Publisher a prorated payment for any partial calendar month during which the Test terminated.

2.	Attachment A (Implementation Requirements) of the Original Agreement is amended to including the following new Section E:

E.	Test Implementation.

1.	Beginning on December 3, 2012 (“Test Launch Date”) and for a period of 6 months thereafter (“Test Period”), Publisher and Yahoo! will conduct a test implementation of search results pages on certain Publisher’s Offerings as set forth in this Section E (“Test”). Yahoo! may terminate the Test at any time for any reason prior to the end of the Test Period with at least 15 days prior written notice to Publisher.

2.	With respect to www.dogpile.com, www.metacrawler.com and www.excite.com, Publisher will display only Yahoo! Results on search results pages in response to Queries for the keywords listed in Exhibit 2 to Attachment A, as shown in the mockups attached hereto or as approved in writing by Yahoo!. Publisher will display a minimum of 5 Paid Results Above the Fold at the top of such search results pages as shown in the mockups and will ensure that no other paid search listings, Third Party Paid Results or algorithmic listings are displayed on such search results pages.

3.

With respect to www.webcrawler.com, Publisher will display only Yahoo! Results on search results pages in response to a certain percentage of total Queries in a calendar month, as shown in the mockups attached hereto or as approved in writing by Yahoo!. Publisher will display a minimum of 5 Paid Results Above the Fold at the top of such search results pages as shown in the mockups and will ensure that no other paid search listings, Third Party Paid Results or algorithmic listings are displayed on such search results pages.

3.	The Original Agreement is amended to include Exhibit 2 to Attachment A and the mockups, each as attached to this Amendment #1.

4.	In the event of any conflict between the terms and conditions of the Original Agreement and the terms and conditions of this Amendment #1, the terms and conditions of this Amendment #1 shall control. Except as amended by this Amendment #1, the Original Agreement shall remain in full force and effect in accordance with its terms. This Amendment #1 may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AMENDMENT #1]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment #1 to the Original Agreement to be executed by their duly authorized representatives as of the Amendment #1 Effective Date.

YAHOO! INC.		INFOSPACE SALES LLC

By:	/S/ Al Echamendi	By:	/S/ Michael Glover

Name:	Al Echamendi	Name:	Michael Glover

Title:	Vice President, Business Development	Title:	Vice President

Date:	1/14/2013	Date:	12/20/2012

YAHOO! SARL		BLUCORA, INC. (as guarantor under Section 22 of Attachment B)

By:	/S/ Jean-Christophe Conti	By:	/S/ William J. Ruckelshaus

Name:	Jean-Christophe Conti	Name:	William J. Ruckelshaus

Title:	VP Head of Partnerships Europe	Title:	President and CEO

Date:	12/20/2012	Date:	12/20/2012

EXHIBIT 2 TO ATTACHMENT A

Keywords

1.	baby names
2.	tractor supply
3.	short hair styles
4.	chicago bulls
5.	pearl harbor
6.	cruise critic
7.	file extension torrent
8.	germany
9.	tattoo
10.	typing test
11.	elton john
12.	blake shelton
13.	nys unemployment
14.	flight tracker
15.	egypt
16.	tires
17.	antivirus
18.	student loans
19.	massage therapy
20.	wedding dresses
21.	pest control
22.	office furniture
23.	mattress
24.	garden
25.	motel
26.	ancestry
27.	dental implants
28.	ebooks
29.	plantar fasciitis
30.	lupus symptoms
31.	fonts
32.	pill identifier
33.	quicktime
34.	sudoku
35.	weather forecast
36.	phlebotomist
37.	hairstyles
38.	realtor
39.	massage
40.	gold prices
41.	music
42.	driving directions
43.	art
44.	web browser
45.	new orleans
46.	Sears
47.	angry birds
48.	starbucks
49.	old navy
50.	cheap tickets
51.	under armour
52.	ralph lauren
53.	office max
54.	target stores
55.	banana republic
56.	famous footwear
57.	frontier airlines
58.	universal studios
59.	yelp
60.	frostwire

MOCKUPS